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                                                                   EXHIBIT 99.1


                                              Financial Contact: Joel Kimbrough
                                                                   901.385.3621
                                       Investor Relations Contact: Kerry Finney
                                                                   901.381.7442


For Immediate Release

ACCREDO HEALTH COMPLETES ACQUISITION OF HEMOPHILIA RESOURCES OF
AMERICA, INC.

MEMPHIS, TN, July 21, 2004 - Accredo Health, Incorporated (NASDAQ: ACDO) announced today that its wholly owned subsidiary, Hemophilia Health Services, Inc. (HHS), has acquired 100% of the outstanding stock of privately-held HRA Holding Corporation and its wholly owned subsidiary, Hemophilia Resources of America, Inc. ("HRA"). HRA, a leading full service provider of hemophilia coagulation products and services for adults and children living with hemophilia and von Willebrand disease, has pharmacy locations in Pine Brook, NJ, Dalton, GA, Greensboro, NC, and Liberty Township, OH, serving patients in 30 states.

"The transaction, which was contingent on receiving all necessary regulatory approvals including Federal Trade Commission approval under Hart-Scott-Rodino Act (HSR), closed today," stated Accredo Health Chairman and CEO, David D. Stevens. "We look forward to adding HRA and its talented workforce to the Accredo family. This merger further evidences our continued commitment to providing quality products and services to the hemophilia community. We continue to expand and strengthen our position as the leading provider of service to patients, their physicians, and their payors," said Mr. Stevens.

The Company is in the process of amending and expanding its Senior Credit Facility to a total of $550 million from the existing $325 million facility. As part of this amendment, the Company will expand its Revolving Credit line from the present $125 million facility with a remaining 3 year maturity to a $175 million revolver with a 5 year maturity and issue $375 million of Term B Notes with a 7 year maturity. The new Term B notes will refinance the existing Term A and Term B notes outstanding. Upon completion of the amendment process, the Company expects to expense approximately $4.5 million of unamortized debt issuance costs associated with the existing credit facility as a one-time non-cash charge in the September 2004 quarter. This charge was not included in the Company's previously issued earnings per share estimates.

Accredo Health, Incorporated provides specialized pharmacy and related services relating to the treatment of patients with certain costly, chronic diseases. The Company's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

In addition to historical information, certain of the statements in the preceding paragraphs, particularly those anticipating future financial performance, business prospects and growth and operating strategies constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe,


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estimate, expect, intend, predict, hope or similar expressions. Such statements, which include estimated financial information or results and the quoted comments of Mr. Stevens above, are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the loss of a biopharmaceutical relationship, our inability to sell existing products, difficulties integrating acquisitions, the impact of pharmaceutical industry regulation, the difficulty of predicting FDA and other regulatory authority approvals, the regulatory environment and changes in healthcare policies and structure, acceptance and demand for new pharmaceutical products and new therapies, the impact of competitive products and pricing, the ability to obtain products from suppliers, reliance on strategic alliances, the ability to expand through joint ventures and acquisitions, the ability to maintain pricing arrangements with suppliers that preserve margins, the need for and ability to obtain additional capital, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by Accredo with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements under the heading "Risk Factors" made in Accredo's Annual Report on Form 10-K for its year ended June 30, 2003 and its most recent 10-Q.


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